Exhibit 10.1

VOTING AGREEMENT

This VOTING AGREEMENT (this “Agreement”) is made as of August 15, 2023, by and among (i) two, a Cayman Islands exempted company limited by shares (together with its successors, “SPAC”), (ii) LatAm Logistic Properties S.A., a company incorporated under the Laws of Panama (the “Company”), and (iii) JREP I Logistics Acquisition, L.P., a Cayman Islands limited partnership (“Holder”). Any capitalized term used but not defined in this Agreement will have the meaning ascribed to such term in the Business Combination Agreement (as defined below).

WHEREAS, on August 15, 2023, SPAC and the Company entered into, and upon execution of a Joinder Agreement (as defined in the Business Combination Agreement), each of a to-be-formed Cayman Islands exempted company with limited liability (“Pubco”), a to-be-formed Cayman Islands exempted company with limited liability to be a wholly-owned subsidiary of Pubco (“SPAC Merger Sub”), and a to-be-formed company incorporated under the Laws of Panama to be a wholly-owned Subsidiary of Pubco (“Company Merger Sub”), will enter into, that certain Business Combination Agreement (as amended from time to time in accordance with the terms thereof, the “Business Combination Agreement”), pursuant to which, subject to the terms and conditions thereof, among other matters, (a) SPAC Merger Sub shall merge with and into SPAC, with SPAC continuing as the surviving entity, and, in connection therewith, each issued and outstanding security of SPAC immediately prior to the Effective Time shall no longer be outstanding and shall automatically be cancelled in exchange for the right of the holder thereof to receive a substantially equivalent security of Pubco; (b) Company Merger Sub shall merge with and into the Company, with the Company continuing as the surviving entity, and, in connection therewith, the shares of the Company issued and outstanding immediately prior to the Effective Time shall be cancelled in exchange for the right of the holders thereof to receive Pubco Ordinary Shares; and (c) as a result of the foregoing, SPAC and the Company each shall become wholly-owned subsidiaries of Pubco, and Pubco shall become a publicly traded company, all upon the terms and subject to the conditions set forth in the Business Combination Agreement and in accordance with the provisions of applicable law;

WHEREAS, the Board of Directors of the Company has (a) approved and declared advisable the Business Combination Agreement, the Ancillary Documents, and the other transactions contemplated by any such documents (collectively, the “Transactions”), (b) determined that the Transactions are fair to and in the best interests of the Company and its shareholders (the “Company Shareholders”) and (c) recommended the approval and the adoption by each of the Company Shareholders of the Business Combination Agreement, the Ancillary Documents, and the Transactions; and

WHEREAS, as a condition to the willingness of SPAC to enter into the Business Combination Agreement, and as an inducement and in consideration therefor, and in view of the valuable consideration to be received by Holder thereunder, and the expenses and efforts to be undertaken by SPAC and the Company to consummate the Transactions, SPAC, the Company and Holder desire to enter into this Agreement in order for Holder to provide certain assurances to SPAC regarding the manner in which Holder is bound hereunder to vote any Company Ordinary Shares or other equity interests of the Company which Holder beneficially owns, holds or otherwise has voting power (or which Holder will beneficially own, hold, or otherwise have voting power after the date hereof) (the “Shares”) during the period from and including the date hereof through and including the date on which this Agreement is terminated in accordance with its terms (the “Voting Period”) with respect to the Business Combination Agreement, the Ancillary Documents and the Transactions.

NOW, THEREFORE, in consideration of the premises set forth above, which are incorporated in this Agreement as if fully set forth below, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereby agree as follows:

1. Covenant to Vote the Shares in Favor of Transactions. Holder agrees, with respect to all of the Shares:

(a) during the Voting Period, at each meeting of the Company Shareholders or class or series thereof, and in each written consent or resolutions of any of the Company Shareholders in which Holder is entitled to vote or consent, Holder hereby unconditionally and irrevocably agrees to be present for any such meeting and vote (in person or by proxy), or consent to any action by written consent or resolution with respect to, as applicable, (i) in favor of, and adopt, the Business Combination Agreement, the Ancillary Documents, any amendments to the Company’s Organizational Documents, and all of the other Transactions (and any actions required in furtherance thereof), (ii) in favor of the other matters set forth in the Business Combination Agreement, and (iii) in opposition to: (A) any Acquisition Proposal or Alternative Transaction and any and all other proposals (x) that could reasonably be expected to delay or impair the ability of the Company to consummate the Business Combination Agreement, any Ancillary Documents or any of the Transactions, or (y) which are in competition with or materially inconsistent with the Business Combination Agreement or the Ancillary Documents; or (B) any other action or proposal involving the Company or any of its Subsidiaries that is intended, or would reasonably be expected, to prevent, impede, interfere with, delay, postpone or adversely affect in any material respect the Transactions or would reasonably be expected to result in any of the conditions to the Company’s obligations under the Business Combination Agreement not being fulfilled;

(b) to promptly execute and deliver all related documentation and take such other action in support of the Business Combination Agreement, any Ancillary Documents and any of the Transactions as shall reasonably be requested by the Company or SPAC in order to carry out the terms and provision of this Section 1, including (i) any actions by written consent of the Company Shareholders presented to Holder, and (ii) any applicable Ancillary Documents, customary instruments of conveyance and transfer, and any consent, waiver, governmental filing, and any similar or related documents;

(c) not to deposit, and to cause Persons that are directly or indirectly Controlling, Controlled by, or under common Control with Holder, excluding LatAmLogistic Equity Partners, LLC (the “Holder Affiliates”), not to deposit, except as provided in this Agreement, any Shares owned by Holder or a Holder Affiliate in a voting trust or subject any Shares to any arrangement or agreement with respect to the voting of such Shares; and

(d) to refrain from exercising any dissenters’ rights or rights of appraisal under applicable law at any time with respect to the Business Combination Agreement, the Ancillary Documents and any of the Transactions.

2. Other Covenants.

(a) No Transfers. Holder agrees that during the Voting Period Holder shall not, and shall cause the Holder Affiliates not to, without SPAC’s and the Company’s prior written consent, (A) offer for sale, sell (including short sales), transfer, tender, pledge, encumber, assign or otherwise dispose of (including by gift) (collectively, a “Transfer”), or enter into any contract, option, derivative, hedging or other agreement or arrangement or understanding (including any profit-sharing arrangement) with respect to, or consent to, a Transfer of, any or all of the Shares; (B) grant any proxies or powers of attorney with respect to any or all of the Shares; (C) permit to exist any lien of any nature whatsoever (other than those imposed by this Agreement, applicable securities Laws or the Company’s Organizational Documents, as in effect on the date hereof) with respect to any or all of the Shares; or (D) take any action that would have the effect of preventing, impeding, interfering with or adversely affecting Holder’s ability to perform its obligations under this Agreement. The Company hereby agrees that it shall not permit any Transfer of the Shares in violation of this Agreement. Holder agrees with, and covenants to, SPAC and the Company that Holder shall not request that the Company register the Transfer (book-entry or otherwise) of any certificate or uncertificated interest representing any Shares during the term of this Agreement without the prior written consent of SPAC, and the Company hereby agrees that it shall not, and Holder hereby authorizes the Company not to, effect any such unconsented Transfer.

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(b) Changes to Shares. In the event of an equity dividend or distribution, or any change in the capital shares of the Company by reason of any equity dividend or distribution, equity split, recapitalization, combination, conversion, domestication, exchange of shares or the like, the term “Shares” shall be deemed to refer to and include the Shares as well as all such equity dividends and distributions and any securities into which or for which any or all of the Shares may be changed or exchanged or which are received in such transaction. Holder agrees during the Voting Period to notify SPAC and the Company promptly in writing of the number and type of any additional Shares, if any, acquired by Holder after the date hereof.

(c) Compliance. During the Voting Period, Holder agrees not to take or agree or commit to take any action that would make any representation and warranty of Holder contained in this Agreement inaccurate in any material respect. Holder further agrees that it shall use its commercially reasonable efforts to cooperate with SPAC to effect the Transactions, the Business Combination Agreement, the Ancillary Documents and the provisions of this Agreement.

(d) Registration Statement. During the Voting Period, Holder agrees to provide to SPAC, the Company and their respective Representatives any information regarding Holder or the Shares that is reasonably requested by SPAC, the Company or their respective Representatives (including Pubco) for inclusion in the Registration Statement.

(e) Publicity. Except as required by Law, Holder shall not issue any press release or otherwise make any public statements with respect to the Transactions or the transactions contemplated herein without the prior written approval of the Company and SPAC. Holder hereby authorizes the Company and SPAC to publish and disclose in any announcement or disclosure required by the SEC, NYSE or the Registration Statement (including all documents and schedules filed with the SEC in connection with the foregoing), Holder’s identity and ownership of the Shares and the nature of Holder’s commitments and agreements under this Agreement, the Business Combination Agreement and any other Ancillary Documents.

3. Representations and Warranties of Holder. Holder hereby represents and warrants to SPAC and the Company as follows:

(a) Binding Agreement. Holder (i) is a limited partnership duly organized and validly existing under the laws of the jurisdiction of its organization and (ii) has all necessary entity power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Holder, the performance of Holder’s obligations hereunder and the consummation of the transactions contemplated hereby by Holder has been duly authorized by all necessary limited partnership action on the part of Holder, as applicable. This Agreement, assuming due authorization, execution and delivery hereof by the other parties hereto, constitutes a legal, valid and binding obligation of Holder, enforceable against Holder in accordance with its terms (except as such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws of general applicability relating to or affecting creditor’s rights, and to general equitable principles). Holder understands and acknowledges that SPAC is entering into the Business Combination Agreement in reliance upon the execution and delivery of this Agreement by Holder.

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(b) Ownership of Shares. As of the date hereof, Holder has beneficial ownership of the type and number of the Shares set forth under Holder’s name on the signature page hereto, is the lawful owner of such Shares, has the sole power to vote or cause to be voted such Shares, and has good and valid title to such Shares, free and clear of any and all pledges, mortgages, encumbrances, charges, proxies, voting agreements, liens, adverse claims, options, security interests and demands of any nature or kind whatsoever, other than those imposed by this Agreement, applicable securities Laws or the Company’s Organizational Documents, as in effect on the date hereof. There are no claims for finder’s fees or brokerage commission or other like payments in connection with this Agreement or the transactions contemplated hereby pursuant to arrangements made by Holder. Except for the Shares set forth under Holder’s name on the signature page hereto, as of the date of this Agreement, Holder is not a beneficial owner or record holder of any: (i) equity securities of the Company, (ii) securities of the Company having the right to vote on any matters on which the holders of equity securities of the Company may vote or which are convertible into or exchangeable for, at any time, equity securities of the Company or (iii) options, warrants or other rights to acquire from the Company any equity securities or securities convertible into or exchangeable for equity securities of the Company.

(c) No Conflicts. No filing with, or notification to, any Governmental Authority, and no consent, approval, authorization or permit of any other Person, is necessary for the execution of this Agreement by Holder, the performance of Holder’s obligations hereunder or the consummation by Holder of the transactions contemplated hereby. None of the execution and delivery of this Agreement by Holder, the performance of Holder’s obligations hereunder or the consummation by Holder of the transactions contemplated hereby shall (i) conflict with or result in any breach of the organizational documents of Holder, (ii) result in, or give rise to, a violation or breach of or a default under any of the terms of any Contract or obligation to which Holder is a party or by which Holder or any of the Shares or its other assets may be bound, or (iii) violate any applicable Law or Order, except for any of the foregoing in clauses (i) through (iii) as would not reasonably be expected to impair Holder’s ability to perform its obligations under this Agreement in any material respect.

(d) No Inconsistent Agreements. Holder hereby covenants and agrees that, except for this Agreement, Holder (i) has not entered into, nor will Holder enter into at any time while this Agreement remains in effect, any voting agreement or voting trust with respect to the Shares inconsistent with Holder’s obligations pursuant to this Agreement, (ii) has not granted, nor will Holder grant at any time while this Agreement remains in effect, a proxy, a consent or power of attorney with respect to the Shares, and (iii) has not entered into any agreement or knowingly taken any action (nor will Holder enter into any agreement or knowingly take any action) that would make any representation or warranty of Holder contained herein untrue or incorrect in any material respect or have the effect of preventing Holder from performing any of its material obligations under this Agreement.

4. Miscellaneous.

(a) Termination. Notwithstanding anything to the contrary contained herein, this Agreement shall automatically terminate, and none of SPAC, the Company or Holder shall have any rights or obligations hereunder, upon the earliest to occur of (i) the mutual written consent of SPAC, the Company and Holder, (ii) the Effective Time (following the performance of the obligations of the parties hereunder required to be performed at or prior to the Effective Time), and (iii) the date of termination of the Business Combination Agreement in accordance with its terms. The termination of this Agreement shall not prevent any party hereunder from seeking any remedies (at law or in equity) against another party hereto or relieve such party from liability for such party’s breach of any terms of this Agreement. Notwithstanding anything to the contrary herein, the provisions of this Section 4(a) shall survive the termination of this Agreement.

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(b) Binding Effect; Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. This Agreement and all rights and obligations of Holder are personal to Holder and may not be assigned, transferred or delegated by Holder at any time without the prior written consent of SPAC and the Company, and any purported assignment, transfer or delegation without such consent shall be null and void ab initio. Each of the Company and SPAC may freely assign any or all of its rights and obligations under this Agreement, in whole or in part, to any successor entity (whether by merger, consolidation, equity sale, asset sale or otherwise) without obtaining the consent or approval of Holder.

(c) Third Parties. Nothing contained in this Agreement or in any instrument or document executed by any party in connection with the transactions contemplated hereby shall create any rights in, or be deemed to have been executed for the benefit of, any Person that is not a party hereto or thereto or a successor or permitted assign of such a party.

(d) Governing Law; Jurisdiction. This Agreement and any dispute or controversy arising out of or relating to this Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of law principles thereof. All Actions arising out of or relating to this Agreement shall be heard and determined exclusively in any state or federal court located in New York County, State of New York (or in any appellate courts thereof) (the “Specified Courts”). Each party hereto hereby (i) submits to the exclusive jurisdiction of any Specified Court for the purpose of any Action arising out of or relating to this Agreement brought by any party hereto and (ii) irrevocably waives, and agrees not to assert by way of motion, defense or otherwise, in any such Action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the Action is brought in an inconvenient forum, that the venue of the Action is improper, or that this Agreement or the transactions contemplated hereby may not be enforced in or by any Specified Court. Each party agrees that a final judgment in any Action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Each party irrevocably consents to the service of the summons and complaint and any other process in any other action or proceeding relating to the transactions contemplated by this Agreement, on behalf of itself, or its property, by personal delivery of copies of such process to such party at the applicable address set forth or referred to in Section 4(g). Nothing in this Section 4(d) shall affect the right of any party to serve legal process in any other manner permitted by applicable law.

(e) WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY HERETO (i) CERTIFIES THAT NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY ACTION, SEEK TO ENFORCE THAT FOREGOING WAIVER, AND (ii) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 4(e).

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(f) Interpretation. The titles and subtitles used in this Agreement are for convenience only and are not to be considered in construing or interpreting this Agreement. In this Agreement, unless the context otherwise requires: (i) any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa; (ii) “including” (and with correlative meaning “include”) means including without limiting the generality of any description preceding or succeeding such term and shall be deemed in each case to be followed by the words “without limitation”; (iii) the words “herein,” “hereto,” and “hereby” and other words of similar import in this Agreement shall be deemed in each case to refer to this Agreement as a whole and not to any particular section or other subdivision of this Agreement; and (iv) the term “or” means “and/or”. The parties have participated jointly in the negotiation and drafting of this Agreement. Consequently, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

(g) Notices. All notices, consents, waivers and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered (i) in person, (ii) by facsimile or other electronic means, with affirmative confirmation of receipt, (iii) one Business Day after being sent, if sent by reputable, nationally recognized overnight courier service or (iv) three (3) Business Days after being mailed, if sent by registered or certified mail, pre-paid and return receipt requested, in each case to the applicable party at the following addresses (or at such other address for a party as shall be specified by like notice):

If to SPAC, to: Attn: Telephone No.: Email:	With a copy to (which shall not constitute notice): Attn: Facsimile No.: Telephone No.: E-mail:
If to the Company, to: Attn: Telephone No: E-mail:	With a copy to (which shall not constitute notice): Attn: Telephone No.: E-mail:
If to Holder, to: the address set forth under Holder’s name on the signature page hereto, with a copy (which shall not constitute notice) to, if not the party sending the notice, each of the Company and SPAC (and each of their copies for notices hereunder).

(h) Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance, and either retroactively or prospectively) only with the written consent of SPAC, the Company and the Holder. No failure or delay by a party in exercising any right hereunder shall operate as a waiver thereof. No waivers of or exceptions to any term, condition, or provision of this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such term, condition, or provision.

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(i) Severability. In case any provision in this Agreement shall be held invalid, illegal or unenforceable in a jurisdiction, such provision shall be modified or deleted, as to the jurisdiction involved, only to the extent necessary to render the same valid, legal and enforceable, and the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby nor shall the validity, legality or enforceability of such provision be affected thereby in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties will substitute for any invalid, illegal or unenforceable provision a suitable and equitable provision that carries out, so far as may be valid, legal and enforceable, the intent and purpose of such invalid, illegal or unenforceable provision.

(j) Specific Performance. Each of Holder and the Company acknowledges that its obligations under this Agreement are unique, recognizes and affirms that in the event of a breach of this Agreement by such party, money damages will be inadequate and SPAC will have not adequate remedy at law, and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed by Holder or the Company in accordance with their specific terms or were otherwise breached. Accordingly, SPAC shall be entitled to an injunction or restraining order to prevent breaches of this Agreement by Holder or the Company and to enforce specifically the terms and provisions hereof, without the requirement to post any bond or other security or to prove that money damages would be inadequate, this being in addition to any other right or remedy to which such party may be entitled under this Agreement, at law or in equity.

(k) Expenses. Each party shall be responsible for its own fees and expenses (including the fees and expenses of investment bankers, accountants and counsel) in connection with the entering into of this Agreement, the performance of its obligations hereunder and the consummation of the transactions contemplated hereby; provided, that in the event of any Action arising out of or relating to this Agreement, the non-prevailing party in any such Action will pay its own expenses and the reasonable documented out-of-pocket expenses, including reasonable attorneys’ fees and costs, reasonably incurred by the prevailing party.

(l) No Partnership, Agency or Joint Venture. This Agreement is intended to create a contractual relationship among Holder, the Company and SPAC, and is not intended to create, and does not create, any agency, partnership, joint venture or any like relationship among the parties hereto or among any other Company Shareholders entering into voting agreements with the Company or SPAC. Holder is not an Affiliate of any other holder of securities of the Company entering into a voting agreement with the Company or SPAC in connection with the Business Combination Agreement and has acted independently regarding its decision to enter into this Agreement. Nothing contained in this Agreement shall be deemed to vest in SPAC any direct or indirect ownership or incidence of ownership of or with respect to any Shares.

(m) Further Assurances. From time to time, at another party’s request and without further consideration, each party shall execute and deliver such additional documents and take all such further action as may be reasonably necessary or desirable to consummate the transactions contemplated by this Agreement.

(n) Entire Agreement. This Agreement (together with the Business Combination Agreement to the extent referred to herein) constitutes the full and entire understanding and agreement among the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties is expressly canceled; provided, that, for the avoidance of doubt, the foregoing shall not affect the rights and obligations of the parties under the Business Combination Agreement or any Ancillary Document. Notwithstanding the foregoing, nothing in this Agreement shall limit any of the rights or remedies of SPAC or the Company, or any of the obligations of Holder under any other agreement between Holder and either SPAC or the Company, respectively, or any certificate or instrument executed by Holder in favor of SPAC or the Company, and nothing in any other agreement, certificate or instrument shall limit any of the rights or remedies of SPAC or the Company or any of the obligations of Holder under this Agreement.

(o) Counterparts; Electronic Delivery. This Agreement may be executed and delivered by facsimile or electronic signature or by email in portable document format in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[Remainder of Page Intentionally Left Blank; Signature Page Follows]

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IN WITNESS WHEREOF, the parties have executed this Voting Agreement as of the date first written above.

SPAC:

two

By:	/s/ Thomas D. Hennessy
Name:	Thomas D. Hennessy
Title:	Chairman, Chief Executive Officer, and President

The Company:

LATAM LOGISTICS PROPERTIES S.A.

By:	/s/ Esteban Saldarriaga
Name:	Esteban Saldarriaga
Title:	Chief Executive Officer

{Signature Page to Voting Agreement}

Holder:

JREP I LOGISTICS ACQUISITION, L.P.

By:	/s/ Thomas McDonald
Name:	Thomas McDonald
Title:

Number and Type of Shares:

__________ Company Ordinary Shares

Address for Notice:

Address:_________________________________________

_______________________________________________

________________________________________________

Facsimile No.:_____________________________________

Telephone No.:____________________________________

E-mail:___________________________________________

{Signature Page to Voting Agreement}